EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Star Equity Holdings, Inc.
Old Greenwich, Connecticut

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-261957, 333-248872, and 333-237928) and Form S-8 (Nos. 333-250177 and 333-228214) of Star Equity Holdings, Inc. (the Company) of our report dated March 15, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/Wolf & Company, P.C.
Boston, Massachusetts
March 15, 2023